EXHIBIT 24.6
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS
     WHEREAS, ABITIBIBOWATER INC., a Delaware corporation (the “Company”), proposes shortly to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1934 as amended (the “Act”), the Annual Report on Form 10-K pursuant to Section 13 or 15 (d) of the Act.
     WHEREAS, the undersigned is an Officer and/or a Director of the Company as indicated below;
     NOW, THEREFORE, the undersigned hereby constitutes and appoints David J. Paterson, William G. Harvey and Jacques P. Vachon and each of them, as true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign said 10-K Annual Report and any and all amendments thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of February 2009.

Signed:	/s/ Ruth R. Harkin
Name:	Ruth R. Harkin
Title:	Director